                                                               EXHIBIT (M)(5)(I)

                FIRST AMENDMENT TO SHAREHOLDER SERVICE AGREEMENT
                BETWEEN GE FINANCIAL TRUST COMPANY AND GMO TRUST

     THIS AMENDMENT, dated as of the ___ day of September 2005, by and between GE Financial Trust Company ("GE Financial"), and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Schedule A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, GE Financial and GMO Trust heretofore entered into an agreement dated September 30, 2002 (the "Agreement"); and

     WHEREAS, GE Financial and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 12 thereof.

     NOW THEREFORE, in consideration of the above premises, GE Financial and GMO Trust hereby amend the Agreement as follows:

     1) Amending and restating Schedule A in its entirety as attached hereto effective as of September 16, 2005.

     IN WITNESS WHEREOF, GE Financial and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

GMO TRUST, ON BEHALF OF EACH            GE FINANCIAL TRUST
FUND ON SCHEDULE A, SEVERALLY           COMPANY
AND NOT JOINTLY


By: /S/ David L. Bohan                  By: /S/ Paul Monroe
    ---------------------------------       ------------------------------------
Name: David L. Bohan                    Name: Paul Monroe
Title: Vice President                   Title: Vice President
Date:                                   Date: 8/29/05
      -------------------------------
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                                   SCHEDULE A

                                  LIST OF FUNDS

                         GMO U.S. Growth Fund - Class M

                                    GMO TRUST

                          REDEMPTION AUTHORIZATION FORM

     After reading the Outline and the Prospectus, the undersigned shareholder agrees and instructs as indicated below (and agrees that if no box is checked the shareholder will participate in the Migration Transactions as if the first box were checked). Shareholders are reminded that they may redeem their interest in any of the funds in which they hold shares at any time.

     CHECK ONE

     [ ] Participation in the Migration Transactions. Shareholder hereby requests full redemption of all shares of each Current GMO Fund in the GMO Accounts listed below, to occur on such date as GMO may deem appropriate in connection with the closing of the Migration Transactions, and with the understanding that each such redemption will be honored in kind with shares of the Corresponding Clone GMO Fund.

     [ ] No participation in the Migration Transactions, with the understanding that non-participation will cause the Current GMO Fund shares to be treated for U.S. tax purposes as redeemed (as described more fully in the Outline).


-------------------------------------   ----------------------------------------
Authorized Signature                    Name

Date:                                   Title:
      ----------------                         ---------------------------------

GMO Account Number:
                    -----------------
GMO Account Name:
                  -------------------

      PLEASE RETURN THIS FORM BY FAX TO CHERYL WAKEHAM AT (617) 310-4577 BY
                                SEPTEMBER 9, 2005